UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51775	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

308 - 1228 Marinaside Cr.,
Vancouver, B.C., Canada	V6Z 2W4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 689-4407

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

ITEM 5.02. Compensatory Arrangements of Certain Officers

On April 27, 2011, the Board of Directors of Sterling Group Ventures Inc. ("the Company") approved granting 4,700,000 non transferable incentive stock options under the Company's 2004 Stock Option Plan approved by the Company's shareholders on January 17, 2005 at an exercise price $0.25 per common share based on the closing price of the shares on April 27, 2011 to directors, officers and employees of the Company and its subsidiaries as well as its advisors. The options are valid for a period equal to the earlier of February 3, 2019 or 120 days from the time of resignation or termination of the directorship, officers' position or employment with the Company, or six months after death while in office.

There are no other stock options outstanding currently.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/Raoul Tsakok
Raoul Tsakok
Chairman & CEO

April 28, 2011